Q1 2024 Investor Presentation May 8, 2024 Exhibit 99.2

Agenda 2 1 Q1 2024 Financial Results 2 Company Overview 3 Offshore Energy Services Trends 4 Government Services Overview 7 Investment Highlights 8 Questions & Answers 5 Global Offshore Helicopter Fleet Overview 6 2024-2026 Financial Guidance

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company’s”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company's financial outlook and targets for the periods mentioned and; the Company's operational outlook; references to backlog, to the extent backlog may be an indicator of future revenue; the Company’s expectations regarding spending for offshore project FIDs over the next four years; the expectation that global floating rig demand will grow through 2028; the Company’s plans and expectations with respect to government services contracts; projections with respect to the offshore helicopter market and the Company’s helicopter fleet; and expectations with respect to EBITDA growth and the Company’s capital allocation strategy. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company's financial outlook and targets for the periods mentioned and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof except as may be required by applicable law. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of changes in tax, environmental and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; the effectiveness of our environmental, social and governance initiatives. If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov. This presentation includes an illustrative calculation of the Company’s Net Asset Value (“NAV”). The Company’s NAV is based upon the market value of the Company’s owned helicopters (as determined by third-party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this NAV calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third-party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third-party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for 2024 and 2025 included in this presentation to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA (non-GAAP) to net income (GAAP) for 2024, 2025 or 2026. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. In prior periods, the Company’s Free Cash Flow was calculated as net cash provided by (used in) operating activities plus proceeds from disposition of property and equipment less purchases of property and equipment. Management believes that the change in the Company’s free cash flow calculation, as presented herein, better represents the Company’s cash flow available for discretionary purposes, including growth capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 Q1 2024 Results – Sequential Quarter Comparison Operating revenues were $0.2 million lower than the Preceding Quarter(1) primarily due to lower seasonal activity in fixed wing services, partially offset by higher revenues in offshore energy services (“OES”) and government services Operating expenses were $2.2 million lower primarily due to lower fuel costs and repairs and maintenance costs General and administrative expenses were $0.8 million lower than the Preceding Quarter primarily due to lower professional services fees and lower insurance costs, partially offset by higher personnel costs Interest income was $1.5 million lower primarily due to lower investment balances Other expense, inclusive of foreign exchange losses, was $6.2 million in the Current Quarter compared to other income of $1.7 million in the Preceding Quarter (1) “Current Quarter” refers to the three months ended March 31, 2024, and the “Preceding Quarter” refers to the three months ended December 31, 2023 (2) Adjusted EBITDA excludes special items. See slide 39 for a description of special items and reconciliation to net income $330 $329 0 50 100 150 200 250 300 350 Q4 2023 Q1 2024 $ i n m il li o n s Operating Revenues Adjusted EBITDA, excl. Asset Sales & Foreign Exchange $46 $47 $0 $20 $40 $60 Q4 2023 Q1 2024 $ i n m il li o n s Adjusted EBITDA, excl. asset sales and foreign exchange(2), increased by $1.5 million

Company Overview

7 Safety Note Bristow is a founding member of HeliOffshore, an industry association focused on safety, now with over 140 members from all regions of the world Safety is Bristow’s #1 core value and highest operational priority Robust safety management system (SMS) With third-party accreditation resulting from numerous external audits Bristow’s fleet is configured with advanced safety equipment fety Note

8 6% Light Twin 13% Single Engine 8% Fixed Wing/ UAS 31% S92 10% AW189 24% AW139 8% Other Heavy/ Medium 30% Americas 54% Europe 6% Asia Pacific 10% Africa 1% Other 65% Offshore Energy Services 8% Fixed Wing Services 26% Government Services 218 $1.3 bn $1.3 bn Operating Revenues by Region(2)Aircraft Fleet(1) — 80% Owned Operating Revenues by End Market(3) Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Presence on 6 Continents Customers in 18 Countries Publicly Traded on NYSE (VTOL) Global Employees 3,280 Total 825 Pilots 843 Mechanics (1) As of 3/31/2024; see slide 35 for further details (2) Reflects LTM operating revenues by region as of 3/31/2024; see slide 43 for reconciliation (3) Reflects LTM operating revenues by end market as of 3/31/2024; see slide 42 for reconciliation

Global Leader

Vertical Flight Solutions



Canada
6 Aircraft
United States
68 Aircraft
Mexico
2 Aircraft
Dutch Caribbean
2 Aircraft
Trinidad
5 Aircraft
Suriname
2 Aircraft
Brazil
21 Aircraft
Chile
2 Aircraft
UK (Falkland Islands)
4 Aircraft
United Kingdom
39 Aircraft
Ireland*
6 Aircraft
Spain
3 Aircraft
Netherlands
3 Aircraft
Norway
28 Aircraft
Nigeria
20 Aircraft
India
2 Aircraft
Australia
11 Aircraft

Aircraft Types
- Rotary Wing
- Fixed Wing
- Unmanned Aerial Systems (UAS)

Presence on
6 CONTINENTS

Customers in
18 COUNTRIES

11 AOCs
("Air Operator Certificates")

Percentage and Number of Aircraft by Region



6%
Asia Pacific
9%
Africa
34%
Europe
51%
Americas
13
20
73
112

Total Aircraft: 218

Country	Type of AC
Canada	S92
Mexico	AW139
United States	A109, A119, AS350, AW139, AW189, H135, S76, S92
Chile	A119
Dutch Caribbean	AW139
Trinidad	AW139
Suriname	AW139
Brazil	AW139
Ireland*	AW189 Expected delivery 2024
UK (Falkland Islands)	S92, AW189
Spain	A119
United Kingdom	AW139, AW189, S92, S100, AS365
Netherlands	AW189
Nigeria	AW189, AW139, S92, S76, ERJ135, ERJ145, H135
Norway	S92
India	AW139
Australia	E190, E170, EMB120

As of March 31, 2024

Bristow

9

10 Contractual Backlog (1) As of March 31, 2024 (2) Only includes Monthly Standing Charge (“MSC”) revenues. Does not include variable flight hour revenues (3) Only includes contracts longer than one year and does not include any short-term contracts, ad hoc activity or potential contract escalations (4) Reflects base contract duration for OES at current contractual rates but does not include options to extend. Includes extension option periods for Government Services contracts (5) Certain contracts are subject to provisions that allow customers to cancel upon notice. Potential future contract cancellations or modifications are not reflected in these amounts ~$4.2 BILLION Total Backlog by End Market Expected Backlog By Year 23% 76% 1% Fixed Wing & Other $30mm Offshore Energy Services $1.0bn Government Services $3.2bn $4.2bn $0.5bn $0.6bn $0.5bn $0.4bn $0.3bn $1.9bn

Significant Upside via Opportunity to Raise Rates as Legacy OES Contracts Expire

~70% of OES Contracts Yet to Reset to Current Market

OES Contracts

- Accelerating offshore energy upcycle, coupled with tight aircraft supply, continuing to drive rates higher
  - Assets retired or sold to other markets during the last downturn
  - Lack of new helicopter deliveries in the last 8 years
  - Long lead-times for new builds
- Typical payment models include:
  - Monthly Standing Charge (MSC) + Fixed Hourly Rate (FHR)
  - Ad hoc or pay as you use, and
  - Other: block / slot model; consortium model
- Typical OES revenues structure: ~65% MSC and ~35% FHR
- Typical contract duration: 1 – 5 years, depending on the region and customer

Contracts Reset



30%
70%
Reset
Legacy

(1) As of March 31, 2024
(2) Percentages based on Large Aircraft Equivalent ("LACE"). Assumes LACE factor of 1 for Heavy Helicopters, 0.5 for Medium Helicopters and 0.25 for Light-Twin Engine Helicopters
(3) Only includes contracts longer than one year and does not include any short-term contracts, ad hoc activity or potential contract escalations

Bristow
11

12 Strong Balance Sheet and Liquidity Position Actual Amount Rate Maturity ($mm, as of 3/31/2024) Cash $143 ABL Facility ($85mm)(2) — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 NatWest 158 S+275 bps Mar-36 Total Debt(1)(3) $ 558 Less: Unrestricted Cash $ (141) Net Debt $ 417 Pro Forma Amount Rate Maturity ABL Facility ($85mm)(2) $ — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 Existing NatWest 158 S+275 bps Mar-36 New NatWest(4) 70 S+275 bps Mar-36 Total Debt(3) $ 628 Illustrative Annual Debt Maturity Profile (1) Balances reflected as of 3/31/2024 (2) As of 3/31/2024, the ABL facility had $3.1 million in letters of credit drawn against it (3) Principal balance (4) The illustrative New NatWest Debt balance shown assumes a GBP/USD exchange rate of 1.27; assumes full utilization of £55mm $140.6 million of unrestricted cash and total liquidity of $222.5 million(1) In April 2024, the Company funded approximately £26 million of its previously announced £55 million upsizing of the NatWest Debt. Unfunded capital commitments of $349.3 million, consisting primarily of aircraft purchases As of March 31, 2024, the availability under the amended ABL facility was $81.9 million(2) $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $3 $4 $6 $6 $6 $6 $6 $6 $6 $6 $6 $6 $6 $1 $400 $0 $100 $200 $300 $400 $500 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Existing NatWest Debt New NatWest Debt ABL Facility Commitment Senior Secured Notes

Offshore Energy Services Trends

14 Multi-year Growth in Upstream Energy Spending Source: Company Reports, Barclays Research Upstream Spending 1980 – 2025E ~35-year cycle Beginning of a new cycle… North America International $0 $100 $200 $300 $400 $500 $600 $700 1 9 8 0 1 9 8 1 1 9 8 2 1 9 8 3 1 9 8 4 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 E 2 0 2 4 E 2 0 2 5 E 2 0 2 6 E ($bn) CONTRACTION PHASE: From 1981 to 1986 spending fell by 56% TRANSFORMATION PHASE: Following the 1986 crash, the 1990s were marked by cost reduction and industry bankruptcies/consolidation GROWTH PHASE: The 2000s up until 2014 were without a doubt the 'golden years' of the offshore energy industry CONTRACTION PHASE: From 2014 to 2020 spending fell by 55% TRANSFORMATION/ GROWTH PHASE “Offshore E&P capex is expected to exceed $200B in 2024 and reach $234B by the end of 2027” — J. David Anderson, CFA Barclays Research “We expect the increase in offshore spending to be driven by both higher activity levels and pricing” — James West, Evercore ISI

15 Strong Growth in Offshore Spending Offshore project FIDs are expected to be above $100bn each year from '24- '26, totaling nearly ~$500bn across the four- year period from '23-'26 Offshore Project Final Investment Decision (“FIDs”) Source: Wood Mackenzie (March 2024), Company Reports, Barclays Research 56 61 66 106 73 26 88 128 99 113 137 142 30 0 20 40 60 80 100 120 140 160 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 ($bn) Offshore FIDs taken Offshore FIDs expected ’23-’26: $492bn

16 Positive Offshore Market Dynamics Source: Rystad Energy RigCube, April 2024 Global Floater Demand by Work Type Global Floater Demand by Oil Price Sensitivity Global Floating Rig Demand Expected to Grow 32% Between 2023 - 2028E 63 57 56 56 57 64 66 79 91 95 100 17 19 12 10 13 21 11 17 17 20 20 8 8 7 5 6 4 5 6 9 7 7 31 42 32 34 33 30 44 38 33 32 30 119 127 107 106 110 118 126 140 150 154 156 0 20 40 60 80 100 120 140 160 180 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Rig years Development and infill drilling Workover / intervention Exploration P&A 0 20 40 60 80 100 120 140 160 180 2018 2020 2022 2024 2026 2028 Historical/ producing Under development (sanctioned) Firm exploration (commitments) Below $40/barrel $40 to $60/barrel Above $60/barrel Rig years 2019 2021 2023 2025 2027

Government Services Overview

18 Government Services 1) From the date the contract was signed 2) Operations under a gap-contract commenced in Q4 2022. Base contract began in Q3 2023 3) Reflects the base contract duration of a business acquired in August 2022. The contract will last through 2028 and is expected to retender Country/Client Aircraft Required Contract Start Duration UKSAR2G/ MCA 12x Heavy 6x Medium Q4 2024 10 Years +2x 1yr options Ireland Coast Guard 6x Heavy Q4 2024 10 Years(1) +up to 3yr option Netherlands Coastguard 3x Heavy Q4 2022 10 Years +2yr option Dutch Antilles Coastguard 2x Medium Q4 2022 10 Years(2) +2x 1yr options Falklands/ UK Military 4x Heavy Q3 2022 10 Years(3) +2x 1yr options exercised Strong margins and reliable capital returns Stable, long-term cash flows with high credit quality The duration of these contracts generally lasts for ten or more years, with additional one-to-three year extension options 26% Percent of Operating Revenues Government SAR Revenues Structure 85% MSC 15% FHR Awarded Every Major GOVSAR Contract Over The Past 24 Months

Advancing Government SAR

2nd Generation UK SAR Contract (UKSAR2G)

An Effective Transition Plan

Investing capital to ensure a successful transition of operations to the new £1.6 billion UKSAR2G contract

Maritime & Coastguard Agency

- New contract transitions beginning September 30, 2024 through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital investment range of $155-$165 million for six new AW139 aircraft and modifications to existing aircraft

Irish Coast Guard Contract (IRCG)

Significant Addition to Bristow's Government Services Offering

The newly awarded 10-year, approximately €670 million contract will provide for day and night-time operations of four helicopter bases

Irish Coast Guard
GARDA CÓSTA na hÉIREANN

- New contract transitions beginning October 1, 2024, through July 1, 2025. Contract term of 10 years + up to 3-year extension option
- In addition to the helicopter service, the new Coast Guard aviation service will, for the first time, also include a fixed wing aircraft element. Provides for the day and night-time operation of four helicopter bases
- Estimated capital investment range of $135-$145 million for five new AW189 aircraft and modifications to an existing aircraft

Plans to fund the investment with cash on hand, operating cash flows, new debt financing and potential aircraft leasing(1)

	CY22-2023	CY2024	CY2025	Total
Investment (UKSAR2G)	$51mm	$97mm	$10mm	$158mm
Investment (IRCG)	$35mm	$99mm	$8mm	$142mm
Total Investment	$86mm	$196mm	$18mm	$300mm
Amounts Invested to Date(2)	$111mm (37%) Completed			

1) As of March 31, 2024

2) Illustrative payment schedule. Amounts reflected in each period are based on an estimated payment schedule and actual timing of payments at the end of each period may vary without impacting total investment amounts

Bristow

19

20 Government SAR – A Timeline of Investment & Returns Tender Investment Period Base Contract Option Period Cash Yield Time 2022 2023 2024 2025 2026 2027-2032 2033-2038 UKSAR-H UKSAR2G NLSAR DCCG Falklands Acquisition IRCG Retender Contracts

Global Offshore Helicopter Fleet Overview

22 Leading Operator of Offshore Helicopters 1) As of March 31, 2024 2) Reflects estimated fleet size for the listed operators. Excludes PHI Air Medical configured aircraft 3) Estimated amounts for other operators were derived from various independent third-party aviation analytics sources such as Cirium. Actual amounts for total columns could vary based on timing and submission of data by operators 201 108 104 74 51 42 39 33 31 30 0 20 40 60 80 100 120 140 160 180 200 220 Bristow CHC PHI Omni Gulf Lider ADA NHV PAS Weststar # o f H e lic o p te rs

Heavy / Medium Helicopter Fleet Snapshot

S92



	Market Total #	Market Avg. Age	Bristow Total #	Bristow Avg. Age
Market	286	12yrs	67	13yrs
OES	188	12yrs	55	13yrs
GOVSAR	17	12yrs	12	11yrs

AW189


Bristow

	Market Total #	Market Avg. Age	Bristow Total #	Bristow Avg. Age
Market	87	7yrs	21	8yrs
OES	43	7yrs	6	9yrs
GOVSAR	15	7yrs	15	7yrs

H175



	Market Total #	Market Avg. Age	Bristow Total #	Bristow Avg. Age
Market	53	6yrs	-	N/A
OES	38	5yrs	-	N/A
GOVSAR	7	5yrs	-	N/A

AW139



	Market Total #	Market Avg. Age	Bristow Total #	Bristow Avg. Age
Market	1,236	10yrs	53	13yrs
OES	314	10yrs	51	13yrs
GOVSAR	19	10yrs	2	12yrs

(1) As of March 31, 2024
(2) Bristow average age column reflects the average age of owned aircraft
(3) The "Market" columns refer to total number of helicopters available in the market. Includes both active and inactive aircraft but exclude aircraft in closed markets and military/government agency operated aircraft.
(4) Market less OES and GOVSAR = helicopters in other lines of service
(4) The Market columns were derived from various independent third-party aviation analytics reports, such as Air and Sea Analytics. Actual amounts for market columns could vary based on submission of data by other operators

Bristow

23

24 New deliveries to the offshore helicopter industry reduced significantly following the last downturn in offshore energy Very little available capacity in the market at this time Most recent deliveries have gone to closed system markets (e.g., China, Middle East) and do not impact the markets or helicopter fleet with which we compete This tightness in the equipment market is resulting in significant net increases in leading edge rates A Snapshot of Newbuilds and Capacity 0 10 20 30 40 50 60 70 80 90 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (1) As of 3/31/2024 (2) Reflects the number of offshore configured deliveries. Does not include aircraft originally built for other mission profiles and subsequently re-configured or deliveries to China, Russia and the Middle East S-92 1 11 8 15 11 12 13 14 20 28 27 11 7 1 1 1 H175 3 4 3 9 4 4 5 3 2 3 1 AW189 9 7 4 2 6 1 1 1 AW139 3 15 13 20 20 26 27 34 44 40 21 11 9 13 8 6 5 3 11 2

25 Source: Cirium Excludes S92s in China, Russia and the Middle East Attrition chart assumes ~25-years of primary useful life for S92s from the date of delivery Reflects estimated number of S92s exiting the offshore energy market based on original delivery dates. The earliest deliveries of S92s began in 2004, so the oldest models are approaching 20 years of age S92s have a 30,000-flight hour life span The average age of Bristow owned S92s is 14 years, and the oldest models are approaching the 30,000-hour limit 0 20 40 60 80 100 120 140 160 180 200 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 Estimated S92 Attrition Over Time The last offshore configured S92 was delivered in 2019. The production line has since closed, and the only deliveries have been to heads-of-state As S92s age out of the market, other aircraft such as the AW189 and H175 will serve as alternatives in certain markets The S92 Heavy Helicopter Model Exit Count(1) 1 11 8 15 11 12 13 15 21 31 27 12 (1) Represents the number of S92 projected to exit the market that year, based on 25-year useful life assumption

26 “Super-medium offshore types are at full utilisation… new orders will take 18 months (at least) to build.” “Requirements for additional heavy / super-medium aircraft can therefore only be met by use of inactive S92s. The ability to reactivate AOG will be critical in this emerging cycle.” Steve Robertson, Director Air & Sea Analytics Effective Utilization of Heavy and Medium Offshore Helicopters Tightening Asset Market in Offshore Helicopters Source: Air and Sea Analytics, October 2023 285 35 37 160 55 3 6 36 26 0 0 8 92% 100% 100% 96% Active Helicopters Inactive Helicopters (Total) Inactive Helicopters (Known Stored / Uncontracted) Effective Utilisation S-92 AW189 H175 AW139

27 Upgrading Fleet with New AW189 Helicopters to Meet Customer Demand and Boost Profitability About the Order The AW189 Bristow's strategic fleet expansion will drive EBITDA growth at attractive returns Bristow's order for 10 new OES configured AW189 helicopters underscores the Company's commitment to customer-focused and financially sound operations The new aircraft will offer added flexibility as well as superior operational and environmental performance, including lower CO2 emissions than comparable aircraft types Includes options to purchase an additional 10 AW189 helicopters Note: The 10 AW189 orders noted above are in addition to the five SAR configured AW189 heavy helicopter orders for the Irish SAR contract. See slide 19 for details on the Irish SAR contract. The aircraft deliveries will occur over a three-year period from 2025-2028

2024-2026 Financial Guidance

29 Affirm 2024 Outlook and Issue 2025 and 2026 Guidance… (1) 2024E and 2025E: Estimates. 2026T: Target (2) The average GBP/USD exchange rate assumption used for 2024, 2025 and 2026 was 1.27. For illustrative purposes: Each £0.01 movement in the GBP/USD exchange rate would impact Adjusted EBITDA by +/~$1.5 million (3) The outlook projections provided for 2024, 2025 and 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. AFFIRMED Operating revenues (in USD, millions) 2024E(1)(2) Offshore energy services $850 - $970 Government services $335 - $360 Fixed wing services $100 - $120 Other services $5 - $15 Total operating revenues $1,290 - $1,465 Adjusted EBITDA, excluding asset dispositions and Fx $190 - $220 Cash interest ~$40 Cash taxes $25 - $30 Maintenance capital expenditures $15 - $20 NEW 2025E(1)(2) $860 - $1,020 $405 - $445 $120 - $140 $5 - $10 $1,390 - $1,615 $210 - $245 ~$45 $20 - $25 $15 - $20 NEW 2026T(1)(2) $965 - $1,155 $430 - $460 $125 - $150 $5 - $10 $1,525 - $1,775 $275 - $335 ~$45 $25 - $30 $20 - $25

30 Significant Growth… (1) The outlook projections provided for 2024, 2025 and 2026 are based on estimates and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. (2) 2024E and 2025E: Estimates. 2026T: Target (3) 2024E, 2025E and 2026T amounts represent the mid-point of Adjusted EBITDA outlook range Adjusted EBITDA, excl. Asset Sales & Foreign Exchange $137 $171 $205 $228 $305 $0 $50 $100 $150 $200 $250 $300 $350 2022A 2023A 2024E 2025E 2026T $ i n m il li o n s 22+% CAGR

31 Full Year Impacts of new contracts commenced in prior year Attractive Leading-Edge Rates New and renewing contracts expected to be at more favorable rates compared to expiring contracts and continuing to reset well into 2026 Investment in Fleet Added capacity from new aircraft deliveries will be deployed on contracts with attractive terms and better pricing Additional Activity/Utilization Accelerating offshore energy growth is expected across the markets we operate in Investments and Accelerating Upcycle Driving EBITDA Growth 2023A Run Rate Impacts Government Services OES Utilization OES Rates 2026T Note: The components in the chart above are illustrative

Capital Allocation Strategy

A Disciplined and Focused Approach

	Balance Sheet	Growth		Shareholder Capital Returns
Priority	Balance Sheet	Growth		Shareholder Capital Returns

Philosophy	• Protect and maintain strong balance sheet
	• Structure leases and debt to accommodate optionality
		• Pursue organic growth in new and existing markets
		• Assess other growth opportunities, e.g.,
		  • Opportunistic M&A
		  • Advanced Air Mobility (AAM)
				• Return capital to shareholders by evaluating share buybacks and potential dividends

Status	• Sold +65 aircraft, and returned legacy leases[1]
	• Simplified debt structure by refinancing old debt using cash on hand leading to current 2.2x Net Leverage[2]
		• Organically grew the government services offering through several long-term, quality contract wins
		• Raising rates to reflect tight supply dynamics
			• Investing in new aircraft to:
			  • execute on newly awarded contracts
			  • meet demand
			• Moving existing fleet between regions in preparation for OES contracts
				• Returned capital to shareholders through ~$60 million in buybacks[1] (~10% of market-cap at the time)
				• Crystalizing shareholder return strategy upon conclusion of current investment period

(1) Since June 2020
(2) As of March 31, 2024

Bristow
32

33 Summary 01 Global Leader in Vertical Flight Solutions 02 Accelerating Multi-Year Growth Cycle in Offshore Energy Services Investing to Grow and Diversify Highly Profitable Government Services Business 04 Meaningful Value Enhancement from End Market Diversification 05 Strong Balance Sheet with Robust Free Cash Flow Generation 06 Strong Asset Value With Long-Lived Aircraft That Maintain Significant Residual Value

34 Appendix Fleet Overview1 NAV2 ESG3 Reconciliation of Adjusted EBITDA4 Adjusted Free Cash Flow Reconciliation5 Operating Revenues, Seasonality, and Flight Hours by Line of Service 6

35 Fleet Overview NUMBER OF AIRCRAFT(1) TYPE OWNED AIRCRAFT LEASED AIRCRAFT TOTAL AIRCRAFT AVERAGE AGE (YEARS)(2) Heavy Helicopters: S92 38 29 67 14 AW189 17 4 21 8 S61 2 — 2 53 57 33 90 Medium Helicopters: AW139 49 4 53 13 S76 D/C++ 15 — 15 12 AS365 1 — 1 34 65 4 69 Light—Twin Engine Helicopters: AW109 4 — 4 17 EC135 9 1 10 14 13 1 14 Light—Single Engine Helicopters: AS350 15 — 15 25 AW119 13 — 13 17 28 — 28 Total Helicopters 163 38 201 15 Fixed wing 8 5 13 Unmanned Aerial Systems (“UAS”) 4 — 4 Total Fleet 175 43 218 (1) As of 3/31/2024 (2) Reflects the average age of helicopters that are owned by the Company.

36 Adjusted Fleet NUMBER OF AIRCRAFT TYPE TOTAL AIRCRAFT(1) ADDITIONS / RETIREMENTS(2) LEASE RETURNS AS ADJUSTED AIRCRAFT(3) Heavy Helicopters: S92 67 (2) (11) 54 AW189 21 15 36 S61 2 (2) - 90 90 Medium Helicopters: AW139 53 6 59 S76 D/C++ 15 15 AS365 1 (1) - 69 74 Light—Twin Engine Helicopters: AW109 4 4 EC135 10 5 15 14 19 Light—Single Engine Helicopters: AS350 15 15 AW119 13 13 28 28 Total Helicopters 201 211 (1) As of 3/31/2024 (2) Includes purchases and leases (3) Reflects fleet table after purchases, lease returns, retirements and sales known as of today. Amounts are subject to change

37 NAV per Share Calculation Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of December 31, 2023. Diluted share count reflects outstanding shares as of 3/31/2024 inclusive of dilutive unvested awards. Debt amounts are net of deferred financing fees (in $ millions, except share data) 03/31/2024 FMV of Owned Helicopters $ 1,313 NBV of Other PP&E 178 Working Capital 234 Other Assets, Net 138 Total Debt (544) Deferred Taxes, Net (31) Net Asset Value $ 1,288 Diluted Share Count 29.23 NAV per Share (excl. Leased Helicopters and Deferred Tax) $44.06 Current Price % (Disc) / Prem Current Share Price (5/3/2024) $27.70 (37.1%)

ESG Highlights

Environmental

- Calculated our Baseline Scope 1 and 2 Emissions in 2021, 2022 and 2023[(1)]
- ISO 140001 certification in our Brazil and UK operations, as well as U.S. Corporate
- Completed Sustainable Aviation Fuel (SAF) flights in the UK
- Transitioning towards electric ground vehicles in the UK, Norway, and the U.S.
- Entered into 8 innovative partnerships in the eVTOL and eSTOL space in the last ~24 months

Social

- Donated $365K+ USD towards community engagement programs in 2023
- Completed 5,000+ hours of minimum, mandatory training for all employees in 2023
- Create many opportunities for career paths for U.S. military veterans, who make up ~22% of our U.S. workforce
- Women represent 50% of the executive management team

Governance

- Board of Directors comprised of majority independent directors appointed and led by a non-executive Chairman
- Completed annual recertification of Code of Business Ethics and Integrity training for all employees
- Aligned our climate-change mitigation approach with Task Force on Climate-Related Financial Disclosures (TCFD)
- Completed a robust internal annual enterprise risk assessment, including ESG-related risks

(1) To appear in upcoming Sustainability Report, which will be published in May 2024

Bristow
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Reconciliation of Adjusted EBITDA

($000s)	Three Months Ended March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	LTM
Net income (loss)	$ 6,632	$ (8,103)	$ 4,345	$ (1,637)	$ 1,237
Depreciation and amortization expense	17,169	17,007	17,862	18,292	70,330
Interest expense, net	9,472	11,274	10,008	9,871	40,625
Income tax expense (benefit)	2,508	21,598	22,637	(14,209)	32,534
EBITDA	$ 35,781	$ 41,776	$ 54,852	$ 12,317	$ 144,726
Special items [1]	5,072	5,949	7,458	10,487	28,966
Adjusted EBITDA	$ 40,853	$ 47,725	$ 62,310	$ 22,804	$ 173,692
(Gains) losses on disposals of assets, net	113	159	(1,179)	3,164	2,257
Foreign exchange (gains) losses	6,499	(1,882)	(4,541)	13,021	13,097
Adjusted EBITDA excluding asset dispositions and foreign exchange	$ 47,465	$ 46,002	$ 56,590	$ 38,989	$ 189,046

[1] Special items include the following:	Three Months Ended March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	LTM
PBH amortization	$ 3,726	$ 3,729	$ 3,751	$ 3,697	$ 14,903
Merger and integration costs	—	347	738	677	1,762
Reorganization items, net	—	—	3	39	42
Non-cash insurance adjustment	—	—	—	3,977	3,977
Other special items[2]	1,346	1,873	2,966	2,097	8,282
	$ 5,072	$ 5,949	$ 7,458	$ 10,487	$ 28,966

(2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs

Bristow

39

40 Adjusted Free Cash Flow Reconciliation (1) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 LTM Net cash provided by (used in) operating activities $ 26,679 $ (9,499) $ 16,711 $ 18,210 $ 52,101 Less: Maintenance capital expenditures (4,949) (4,277) (4,656) (2,533) (16,415) Free Cash Flow $ 21,730 $ (13,776) $ 12,055 $ 15,677 $ 35,686 Plus: Merger and integration costs — 347 712 488 1,547 Plus: Reorganization items, net — — 25 58 83 Plus: Other special items(1) 595 3,195 1,580 1,650 7,020 Adjusted Free Cash Flow $ 22,325 $ (10,234) $ 14,372 $ 17,873 $ 44,336

41 $293 $312 $330 $330 $329 $0 $200 $400 Mar 2023 Jun 2023 Sept 2023 Dec 2023 Mar 2024 $ M ill io n s Operating Revenues Operations in Nigeria are subject to seasonality as the Harmattan, a dry and dusty trade wind, blows between the end of December and the middle of February. At times when the heavy amount of dust in the air severely limits visibility, our aircraft are unable to operate. Our North Sea operations are subject to seasonality as drilling activity is lower during the winter months due to harsh weather conditions and shorter days. Our operations in the Americas region are subject to seasonality where fewer hours of daylight in the fall and winter months may result in fewer flight hours. In general, our operations in Australia experience fewer passengers during the wet season from December through March. Adjusted EBITDA, excl. Asset Sales & Foreign Exchange $29 $39 $57 $46 $47 $0 $20 $40 $60 Mar 2023 Jun 2023 Sept 2023 Dec 2023 Mar 2024 $ M ill io n s Certain of our Operations are Subject to Seasonality: Typically, the 2nd and 3rd Quarters Are Seasonally our Highest Q1 2024 impacted less by seasonality due to commencement of new contracts

42 Operating Revenues and Flight Hours by Line of Service Three Months Ended March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 LTM Operating revenues ($000s) Offshore energy services: Europe $ 99,530 $ 99,066 $ 94,346 $ 87,331 $ 380,273 Americas 88,515 89,200 91,099 80,884 349,698 Africa 32,653 31,695 27,545 26,979 118,872 Total offshore energy services 220,698 219,961 212,990 195,194 848,843 Government services 82,108 81,714 85,549 87,320 336,691 Fixed wing services 23,708 25,697 29,168 26,448 105,021 Other services 2,842 2,221 2,545 2,560 10,168 $ 329,356 $ 329,593 $ 330,252 $ 311,522 $ 1,300,723 Three Months Ended March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 Flight hours by line of service Offshore energy services: Europe 9,488 10,412 10,783 10,532 Americas 10,048 10,105 9,767 8,676 Africa 3,683 3,938 3,572 3,241 Total offshore energy services 23,219 24,455 24,122 22,449 Government services 4,493 4,477 5,232 5,008 Fixed wing services 3,138 2,889 2,956 2,691 30,850 31,821 32,310 30,148

43 LTM Operating Revenues by Region Three Months Ended (in millions) March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 LTM Revenues Europe $ 178.9 $ 177.3 $ 176.8 $ 170.7 $ 703.7 Americas 96.9 97.4 99.7 89.9 383.9 Africa 34.2 34.2 29.9 29.9 128.2 Asia Pacific 19.4 20.7 23.9 21.0 85.0 Total $ 329.4 $ 329.6 $ 330.3 $ 311.5 $ 1,300.8